UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
November 9, 2009 (November 9, 2009)
Date of Report (Date of earliest event reported)

CARE INVESTMENT TRUST INC.
(Exact name of registrant as specified in its charter)

Maryland	001-33549	38-3754322
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

505 Fifth Avenue, 6th Floor, New York, New York	10017
(Address of principal executive offices)	(zip code)
Registrant’s telephone number, including area code: (212) 771-0505
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry Into a Material Definitive Agreement.
On November 5, 2009, the Board of Directors of Care Investment Trust Inc. (the “Company”) awarded Flint D. Besecker 10,000 restricted stock units, which vest in four equal installments, commencing on November 5, 2010.
Item 2.02 Results of Operations and Financial Condition.
On November 9, 2009, the Company issued a press release reporting its results for the quarter ended September 30, 2009. The press release, which is attached as Exhibit 99.1, and the information included in Item 7.01 of this Form 8-K, are incorporated herein by reference.
The information in the earnings release is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. Such information may be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references such information.
The earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most comparable GAAP financial measures set forth in the earnings release on the reconciliation schedules attached to the earnings release.
Item 7.01 Regulation FD Disclosure.
On November 9, 2009, the Company issued a press release announcing its results for the quarter ended September 30, 2009. The press release, which is attached as Exhibit 99.1, and the information included in Item 2.02 of this Form 8-K, are incorporated herein by reference.
The information in the press release referenced above and in this Item 7.01 is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. Such information may be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references the information incorporated by reference herein.
Item 8.01 Other Events.

On November 9, 2009, the Company announced that it is nearing completion of its review of strategic alternatives and expects to make an announcement regarding the future direction of the Company over the next several weeks. For the past several quarters, the Company’s Board of Directors, in consultation with its legal and financial advisors, has been actively considering a range of strategic alternatives for the Company.
Included among the strategic alternatives being considered by the Board of Directors are a sale or merger of the entire company and an orderly liquidation of the Company’s assets, accompanied by one or more special cash distributions to the Company’s shareholders.
There can be no assurance that the Company’s review of strategic alternatives will result in any specific transaction or action within the timeframe currently contemplated by the Company or at all.
Safe Harbor Statement
This disclosure contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond Care Investment Trust Inc.’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” and similar expressions are generally intended to identify forward-looking statements. Forward-looking statement in this release may relate to, but are not limited to, statements regarding Care’s review of strategic alternatives, the timing of such review, the outcome of such review, the ability of Care to consummate, at all or in a timely fashion, any strategic transaction, including a sale or a merger, or the ability of Care to consummate a liquidation, at all or in a timely manner. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting Care Investment Trust Inc.’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements in addition to those factors specified in Care Investment Trust Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008, as well as Care Investment Trust Inc.’s Quarterly Reports on Form 10-Q. Care Investment Trust Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are furnished as part of this Report to the extent described in Item 2.02 and Item 7.01.
99.1 Press release issued by Care Investment Trust Inc. on November 9, 2009 to announce third quarter financial results.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 9, 2009

CARE INVESTMENT TRUST INC.
By:	/s/ Torey Riso
	Name:	Torey Riso
	Title:	Chief Compliance Officer & Secretary